Exhibit 10.3

RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

Clovis Oncology, Inc. (the “Company”), pursuant to its 2020 Stock Incentive Plan (the “Plan”), hereby grants to the Holder the number of Restricted Stock Units set forth below, each Restricted Stock Unit being a notional unit representing the right to receive one share of Stock. The Restricted Stock Units are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice and Agreement (this “Agreement”) as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[______________]

Date of Grant:	[______________]

Number of Restricted Stock Units:	[______________]

Vesting Schedule:	[______________]

Notwithstanding the foregoing, in the event that the Holder experiences a Termination by the Service Recipient without Cause [or by the Holder for Good Reason (as defined in the Holder’s Participant Agreement)] within twenty-four (24) months following a Change in Control of the Company, all of the Holder’s unvested Restricted Stock Units shall vest in full upon such Termination.

Settlement:	The Company shall settle each vested Restricted Stock Unit for one share of Stock, to be delivered to the Holder as soon as practicable (and in no event later than the date that is two and one-half (2 1⁄2) months following the last day of the fiscal year in which the applicable vesting date occurs) following the applicable vesting date.

Termination:	Except as otherwise provided in the “Vesting Schedule” paragraph above with respect to the treatment of Holder’s Restricted Stock Units upon certain Terminations, Section 7(d) of the Plan regarding treatment of Restricted Stock Units upon Termination is incorporated herein by reference and made a part hereof. For the avoidance of doubt, all unvested Restricted Stock Units that do not vest upon the occurrence of a Termination shall be forfeited for no consideration as of the date of such Termination.

Additional Terms:	Restricted Stock Units shall be subject to the following additional terms:

•	The Holder will be required to satisfy applicable withholding tax obligations as provided in Section 16 of the Plan. By signing below, the Holder elects to have such amount satisfied by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the applicable withholding taxes. The Holder acknowledges and agrees that the Holder does not have authority, influence or control over any sales of Stock effected pursuant to the foregoing, and will not attempt to exercise any authority, influence or control over such sales. It is the intent of the parties that these provisions comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and these provisions shall be interpreted to comply with the requirements of Rule 10b5-1(c). The Holder agrees to make all filings, if any, required under and monitor Holder’s own compliance with Sections 13(d), 13(g) and 16 of the Exchange Act.

•

Any certificates representing the Stock delivered to the Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•	This Agreement does not confer upon the Holder any right to continue as an employee or service provider of the Company or any other member of the Company Group.

•

This Agreement does not confer upon the Holder any voting rights or other rights as a stockholder of the Company unless and until the shares of Stock in respect of the Restricted Stock Units have been issued in settlement thereof.

•	This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof.

•

The Holder agrees that the Company may deliver all documents relating to the Plan or these Restricted Stock Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and

Exchange Commission) by email or by posting them on a website maintained by the Company or by a third party under contract with the Company (with notification of the same to be provided to the Holder by email or such other reasonable manner as determined by the Company).

•

This Agreement, together with the Plan, constitutes the entire understanding and agreement of the parties hereto and supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the Company and Holder relating to the subject matter hereof.

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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THE AGREEMENT AND THE PLAN.

CLOVIS ONCOLOGY, INC.		HOLDER

By:
	Signature		Signature

Title:		Date:

Date: